Exhibit 24.1

                                    POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned, COMPETITIVE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and each of the undersigned directors and officers of the Company, does hereby constitute and appoint George M. Stadler, and Frank R. McPike, Jr., and each of them severally, the true and lawful attorneys and agents of the undersigned, each with full power to act without any other and with full power of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents may deem necessary or desirable to enable the Company to comply with the Securities Exchange Act of 1934, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the filing under the Act of the Company's Annual Report on Form 10-K for fiscal year ended July 31, 1997, and all related matters, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the Company and the names of the undersigned directors and officers in the capacities indicated below to the Form 10-K to be filed with the Securities and Exchange Commission, and to any and all amendments to said Form 10-K, and to any and all instruments or documents filed as part of or in connection with any of the foregoing and any and all amendments thereto; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

       This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall be and constitute one instrument.

       IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 28th day of October, 1997.

                                               COMPETITIVE TECHNOLOGIES, INC.


                                               By: S/ George M. Stadler
                                                      George M. Stadler
                                                      President and CEO
ATTEST:


By: S/ Frank R. McPike, Jr.
       Frank R. McPike, Jr.
       Secretary



Capacities                                            Signatures

President, CEO and Director
(Principal Executive Officer)                  S/ George M. Stadler
                                               George M. Stadler

Vice President, Finance,
Treasurer, Secretary and Director
(Principal Financial and
Accounting Officer)                            S/ Frank R. McPike, Jr.
                                               Frank R. McPike, Jr.


Director                                       S/ George C.J. Bigar
                                               George C.J. Bigar


Director                                       S/ Michael G. Bolton
                                               Michael G. Bolton


Director                                       S/ Bruce E. Lanton
                                               Bruce E. Langton


Director                                       S/ H.S. Leahey
                                               H.S. Leahey


Director                                       S/ John M. Sabin
                                               John M. Sabin


Director                                       S/ Harry Van Benschoten
                                               Harry Van Benschoten